Exhibit 99.1

EMBARQ CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2009

(UNAUDITED)

EMBARQ CORPORATION
TABLE OF CONTENTS

Page Reference

Consolidated Balance Sheets (Unaudited)	1

Consolidated Statements of Operations and Comprehensive Income (Unaudited)	2

Consolidated Statements of Cash Flows (Unaudited)	3

Consolidated Statement of Stockholders’ Equity (Unaudited)	4

Condensed Notes to Consolidated Financial Statements (Unaudited)	5

EMBARQ CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(millions, except per share data)	As of June 30,	As of December 31,
	2009	2008
Assets
Current assets
Cash and equivalents	$77	$107
Accounts receivable, net of allowance for doubtful accounts of $52 and $54	440	494
Materials and supplies	43	52
Deferred tax assets	72	89
Prepaid expenses and other current assets	68	81
Current assets of discontinued operations	-	67
Total current assets	700	890
Gross property, plant and equipment	20,994	20,946
Accumulated depreciation	(13,846)	(13,547)
Net property, plant and equipment	7,148	7,399
Goodwill	25	27
Other assets	42	43
Noncurrent assets of discontinued operations	-	12
Total	$7,915	$8,371
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$2	$2
Accounts payable	265	279
Payroll and employee benefits	172	219
Accrued income taxes	98	-
Accrued operating taxes	95	78
Deferred revenue	167	184
Accrued interest	57	58
Other current liabilities	42	42
Current liabilities of discontinued operations	-	34
Total current liabilities	898	896
Noncurrent liabilities
Long-term debt	5,056	5,743
Deferred income taxes	885	793
Benefit plan obligations	1,289	1,341
Other noncurrent liabilities	192	206
Total noncurrent liabilities	7,422	8,083
Stockholders’ equity
Preferred stock, $.01 par value; 200 shares authorized; no shares issued	-	-
Common stock, $.01 par value; 1,250 shares authorized; 154.9 and 154.2 shares issued; 143.1 and 142.4 shares outstanding	2	2
Paid-in capital	(177)	(193)
Retained earnings	1,165	986
Accumulated other comprehensive loss	(895)	(903)
Treasury stock, 11.8 shares held in treasury	(500)	(500)
Total stockholders’ equity	(405)	(608)
Total	$7,915	$8,371

See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited)

EMBARQ CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

(millions, except per share data)	Quarter Ended June 30,		Year to Date June 30,
	2009	2008	2009	2008

Net Operating Revenues	$1,325	$1,439	$2,671	$2,895

Operating Expenses
Cost of services and products	358	414	721	836
Selling, general and administrative	303	355	632	703
Depreciation	244	246	488	496
Total operating expenses	905	1,015	1,841	2,035
Operating Income	420	424	830	860
Interest expense	(90)	(101)	(186)	(205)
Other income (expense), net	(1)	1	-	2
Income From Continuing Operations Before Income Taxes	329	324	644	657
Income tax expense	(125)	(122)	(240)	(241)
Income From Continuing Operations	204	202	404	416
Income (loss) from discontinued operations (net of income taxes)	-	4	(2)	2
Loss on sale of discontinued operations (net of income taxes)	-	-	(24)	-
Net Income	$204	$206	$378	$418
Amortization (net of income taxes) of:
Employee benefit plans prior service cost and actuarial losses	4	-	10	1
Cash flow derivative	(1)	-	(2)	(1)
Comprehensive Income, Net of Income Taxes	$207	$206	$386	$418

Basic Earnings per Common Share
Continuing operations	$1.42	$1.36	$2.81	$2.76
Discontinued operations	-	0.03	(0.18)	0.01
Total	$1.42	$1.39	$2.63	$2.77

Diluted Earnings per Common Share
Continuing operations	$1.41	$1.35	$2.81	$2.75
Discontinued operations	-	0.03	(0.18)	0.01
Total	$1.41	$1.38	$2.63	$2.76

Weighted Average Common Shares Outstanding
Basic	144.0	147.8	143.6	150.8
Potentially dilutive shares under equity incentive plans	0.2	1.4	0.2	0.9
Diluted	144.2	149.2	143.8	151.7

See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited)

EMBARQ CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(millions)	Year to Date June 30,
	2009	2008
Operating Activities
Net income	$378	$418
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	2	(2)
Loss on sale of discontinued operations	24	-
Depreciation	488	496
Provision for losses on accounts receivable	36	49
Deferred and noncurrent income taxes	88	(20)
Stock-based compensation expense	14	22
Gain on sale of assets	(2)	(9)
Other, net	21	26
Changes in assets and liabilities:
Accounts receivable	18	(13)
Materials and supplies and other current assets	(1)	(17)
Accounts payable and other current liabilities	68	(98)
Noncurrent assets and liabilities, net	(55)	(24)
Net cash provided by operating activities - continuing operations	1,079	828
Discontinued operations	-	15
Net cash provided by operating activities	1,079	843
Investing Activities
Capital expenditures	(255)	(360)
Proceeds from construction reimbursements	7	4
Proceeds from sales of assets	12	-
Proceeds from sale of discontinued operations	11	2
Net cash used by investing activities	(225)	(354)
Financing Activities
Principal payments on long-term debt	(362)	(19)
Borrowings under revolving credit facility	50	790
Repayments under revolving credit facility	(375)	(680)
Proceeds from common stock issued	8	10
Repurchase of common stock	-	(390)
Dividends paid to stockholders	(199)	(208)
Tax effects of stock-based compensation	2	-
Other, net	(8)	(11)
Net cash used by financing activities	(884)	(508)
Increase (Decrease) in Cash and Equivalents	(30)	(19)
Cash and Equivalents at Beginning of Period	107	69
Cash and Equivalents at End of Period	$77	$50

See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited)

EMBARQ CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (UNAUDITED)

(millions, except per share data)	Preferred Stock	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total Stockholders’ Equity
January 1, 2009 Balance	$-	$2	$(193)	$986	$(903)	$(500)	$(608)
Net income	-	-	-	378	-	-	378
Dividends to shareholders ($1.375 per share)	-	-	-	(199)	-	-	(199)
Common stock issued	-	-	8	-	-	-	8
Stock-based compensation expense	-	-	14	-	-	-	14
Tax effects of stock-based compensation	-	-	2	-	-	-	2
Restricted stock units surrendered for tax withholding	-	-	(8)	-	-	-	(8)
Amortization (net of income taxes) of:
Employee benefit plans prior service cost and actuarial losses	-	-	-	-	10	-	10
Cash flow derivative	-	-	-	-	(2)	-	(2)
June 30, 2009 Balance	$-	$2	$(177)	$1,165	$(895)	$(500)	$(405)

See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited)

EMBARQ CORPORATION
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The consolidated interim financial statements of Embarq Corporation (Embarq) reflect all adjustments, consisting only of normal recurring accruals needed to fairly present Embarq’s consolidated financial position, results of operations and cash flows.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States were condensed or omitted. As a result, these consolidated financial statements should be read along with Embarq’s Annual Report on Form 10-K for the year ended December 31, 2008 and other subsequent SEC filings which include Embarq financial information. Operating results for the 2009 year to date period do not necessarily represent the results that may be expected for the year ending December 31, 2009.

Note 1.                 Background and Basis of Presentation

Background

Embarq was incorporated in 2005 under the laws of Delaware and was formerly a wholly owned subsidiary of Sprint Nextel Corporation (Sprint Nextel). On May 17, 2006, Embarq was established as a separate, stand-alone company upon its operations being spun off from Sprint Nextel.

Embarq provides a suite of integrated communications services including local and long distance voice, data, high-speed Internet, satellite video, professional services and communications equipment to consumer and business customers primarily in local service territories in 18 states. Embarq also provides wholesale access to its local network and other communications services primarily to wireline and wireless service providers.

As of June 30, 2009, Embarq had approximately 15 thousand active employees. Approximately 35% of these employees were represented by unions subject to collective bargaining agreements. Of the union-represented employees, approximately 31% have collective bargaining agreements that will expire within one year. There were no material changes related to any collective bargaining agreements during the year to date period ended June 30, 2009.

Sale of Logistics Business

On March 12, 2009, Embarq completed the sale of its wholly owned subsidiary, Embarq Logistics, Inc., pursuant to an agreement previously entered into on January 29, 2009. Consequently, the financial results of Embarq Logistics’ third party wholesale distribution operations, which previously comprised the Logistics business segment, are now reported as discontinued operations for all periods presented pursuant to Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long Lived Assets. See Note 2, Discontinued Operations, for additional information.

A commercial agreement was also completed whereby the buyer will provide certain logistics and supply chain services to Embarq’s telecommunications operations. While there is no minimum purchase obligation associated with this agreement, Embarq agreed to continue to purchase certain products and services exclusively from the buyer. Based on Embarq’s requirements in the 2008 fourth quarter, costs over the four-year term of this agreement may approximate $450 million.

Pending Merger with CenturyTel

On October 26, 2008, Embarq and CenturyTel Inc. (CenturyTel), a Louisiana corporation, entered into a merger agreement whereby a wholly owned subsidiary of CenturyTel, will merge with and into Embarq. As a result of the merger, Embarq will continue as a wholly owned subsidiary of CenturyTel. At the effective date of the merger, each share of Embarq’s common stock, par value $0.01 per share, will be converted into the right to receive 1.37 shares of CenturyTel common stock, par value $1.00 per share, plus cash in lieu of fractional shares. It is expected that the merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes. In conjunction with this transaction, Embarq may incur additional costs including, but not limited to potential asset impairments; employee retention and severance costs; and other merger and integration costs.

On January 23, 2009, Embarq entered into an amendment to modify its existing credit agreement, which will only become effective upon consummation of the merger with CenturyTel and the satisfaction of other customary conditions. Among other matters, the amendment would cause the credit agreement to remain in place after consummation of the merger; reduce the size of the revolving credit facility to $800 million from $1.5 billion (and the sub-limit for letters of credit to $100 million from $200 million).

See Note 10, Subsequent Events, for additional information.

Basis of Presentation

The accompanying consolidated financial statements reflect all the accounts of Embarq and its wholly owned subsidiaries. All intercompany transactions have been eliminated.

The consolidated financial statements were prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the results of operations or stockholders’ equity as previously reported.

Change in Reported Business Segments

As a result of the sale of Embarq Logistics, Embarq’s continuing operations are now comprised solely of its telecommunications business. Accordingly, information about this business is now represented by Embarq’s consolidated financial position and results from continuing operations.

Universal Service Fund

Embarq records federal and state Universal Service Fund (USF) surcharges on a gross basis. The total amount of surcharges recorded in net operating revenue was as follows:

	Quarter Ended June 30,		Year to Date June 30,
	2009	2008	2009	2008
	(millions)
Federal and state USF surcharges	$19	$21	$37	$42

Depreciation Rate Adjustments

On an annual basis, Embarq performs an analysis of the remaining life depreciation rates. Depreciation rates were adjusted principally for packet switching equipment in 2009 and for digital switching equipment, digital loop carrier equipment and high-speed Internet equipment in 2008, which resulted in depreciation expense being reduced as follows:

	Quarter Ended June 30,		Year to Date June 30,
	2009	2008	2009	2008
Reduction in depreciation expense (millions)	$7	$12	$14	$24
Increase in basic and diluted earnings per common share	0.03	0.05	0.06	0.10

Adoption of New Accounting Pronouncements

Financial Accounting Standards Board Staff Position (FSP) SFAS No. 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures about Fair Value of Financial Instruments – On April 1, 2009, Embarq adopted this standard, which amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, and APB Opinion No. 28, Interim Financial Reporting, to require disclosures about the fair value of financial instruments for interim periods as well as in annual financial statements. As Embarq has historically provided these disclosures in its interim financial statements, this standard did not have a material impact on its financial position, results of operations or liquidity.

FSP SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly – On April 1, 2009, Embarq adopted this standard, which clarifies the application of SFAS No. 157, Fair Value Measurements, when the volume and activity of the asset and liability has significantly decreased and reemphasizes that fair value is the price that would be received to sell an asset or pay a liability in an orderly transaction between market participants at the measurement date. In addition, this standard requires additional disclosures noting the inputs and valuation techniques used for all assets and liabilities measured at fair value and the major security types for any debt or equity securities. As of June 30, 2009, Embarq does not have any material recurring assets or liabilities measured at fair value. As such, the adoption of this standard did not have a material impact on its financial position, results of operations or liquidity.

SFAS No. 165, Subsequent Events – On April 1, 2009, Embarq adopted this standard, which formalizes the existing principals for subsequent events originally prescribed in AU Section 560, Subsequent Event, and requires additional disclosures about the period being evaluated and the nature and estimated financial effect of nonrecognized subsequent events. Embarq’s adoption of this standard did not have a material impact on its financial position, results of operations or liquidity. See Note 10, Subsequent Events, for additional information.

FSP Emerging Issues Task Force (EITF), 03-6-1, Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities - On January 1, 2009, Embarq adopted this standard, which concluded that unvested share-based payment awards that contain a nonforfeitable right to receive dividends, whether paid or unpaid, are participating securities and should be included in the computation of basic earnings per share. As required by this statement, prior period earnings per share and weighted average common shares outstanding were adjusted to conform to the provisions of this standard.

The impact to basic and diluted earnings per share and weighted average common shares outstanding was as follows:

	Quarter Ended June 30, 2008
	As Adjusted	Previously Reported	Difference
Total Earnings per Common Share
Basic	$1.39	$1.40	$(0.01)
Diluted	1.38	1.38	-

Weighted Average Common Shares Outstanding
Basic (millions)	147.8	146.8	1.0
Diluted (millions)	149.2	148.8	0.4

	Year to Date Period Ended June 30, 2008
	As Adjusted	Previously Reported	Difference
Total Earnings per Common Share
Basic	$2.77	$2.79	$(0.02)
Diluted	2.76	2.76	-

Weighted Average Common Shares Outstanding
Basic (millions)	150.8	149.7	1.1
Diluted (millions)	151.7	151.4	0.3

FSP SFAS No. 132(R)-1, Employers Disclosures about Postretirement Benefit Plan Assets - On January 1, 2009, Embarq adopted this standard, which expands the disclosures required by SFAS No. 132(R), Employers’ Disclosures about Pensions and Other Postretirement Benefits, to discuss the assumptions and risks used to compute fair value of each category of plan assets. As Embarq uses a year end measurement date to value plan assets, all disclosures required by this standard will be initially required in Embarq’s December 31, 2009, financial statements.

SFAS No. 141(R), Business Combinations - On January 1, 2009, Embarq adopted this standard, which maintains the fundamental guidance provided under SFAS No. 141, Business Combinations, but requires the acquirer to recognize all acquired assets and liabilities, including goodwill, at fair value at the acquisition date as opposed to the announcement date. In addition, the standard requires most transaction related costs to be expensed as incurred as well as provides expanded disclosure requirements for such transactions in the financial statements. Embarq does not expect the adoption of this standard to have a material impact on its financial position, results of operations or liquidity.

FSP SFAS No. 157-2, Effective Date of FASB Statement No. 157 - Embarq elected to defer until January 1, 2009, the adoption of SFAS No. 157 for all nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. This includes goodwill and nonfinancial long-lived assets that are measured at fair value in impairment testing and asset retirement obligations initially measured at fair value. The adoption of SFAS No. 157 for those nonfinancial assets and liabilities within the scope of FSP SFAS No. 157-2 did not have a material impact on Embarq’s financial position, results of operations or liquidity.

Note 2.                 Discontinued Operations

On March 12, 2009, Embarq completed the sale of its wholly owned subsidiary, Embarq Logistics, Inc., in exchange for an initial cash payment and future contingent consideration. As a result of the sale, the financial results of Embarq Logistics’ third party wholesale distribution operations, which previously comprised the Logistics business segment, are now reported as discontinued operations.

The results of operations reclassified to discontinued operations were as follows:

Quarter Ended
June 30, 2008
(millions)
Net operating revenues	$110
Operating expenses	106
Operating income	4
Other income	1
Income before income taxes	5
Income tax expense	(1)
Income from discontinued operations	$4

	Year to Date June 30,
	2009	2008
	(millions)
Net operating revenues	$58	$225
Operating expenses	62	223
Operating income (loss)	(4)	2
Other income	-	1
Income (loss) before income taxes	(4)	3
Income tax (expense) benefit	2	(1)
Income (loss) from discontinued operations	$(2)	$2

The loss on the sale of discontinued operations, including severance and benefit plan curtailments associated with the sale, was $24 million net of an income tax benefit of $12 million.

Supplemental information related to the major classes of assets and liabilities sold is as follows:

As of December 31, 2008
(millions)
Accounts receivable, net of allowance for doubtful accounts	$26
Inventory, net	41
Total current assets	$67

Gross property, plant and equipment	$135
Accumulated depreciation	(123)
Total noncurrent assets	$12

Accounts payable	$29
Payroll and employee benefits	3
Other current liabilities	2
Total current liabilities	$34

Note 3.                 Commitments and Contingencies

Litigation, Claims and Assessments

Seven former manufactured gas plant sites have been identified that may have been owned or operated by entities acquired by Embarq’s subsidiary, Centel Corporation (Centel), before that company was acquired by Sprint Nextel. These sites are not currently owned or operated by either Sprint Nextel or Embarq. On three sites, Embarq and the current landowners are working with the Environmental Protection Agency (EPA) pursuant to administrative consent orders. Expenditures pursuant to the orders are not expected to be material. On five sites, including the three sites where the EPA is involved, Centel has entered into agreements with other potentially responsible parties to share costs. Further, Sprint Nextel has agreed to indemnify Embarq for most of any eventual liability arising from all seven of these sites.

In early December 2008, an individual shareholder filed suit in Johnson County Kansas District Court against Embarq, each of its directors and CenturyTel, challenging the pending merger with CenturyTel and alleging that the defendants failed to maximize shareholder value, made misleading proxy statements and obtained personal benefits in the form of positions with the combined company. To avoid the expense and uncertainty of litigation, a settlement in principle has been reached between plaintiff and defendants where additional disclosures regarding the transaction were made in a public filing and a limited amount of legal costs will be reimbursed. A definitive settlement agreement has been executed following confirmatory discovery, and the final settlement is pending approval by the court.

In December 2007, a group of retirees filed a putative class action lawsuit in the United States District Court for the District of Kansas, challenging the decision to make certain modifications to Embarq’s retiree benefits programs generally effective January 1, 2008. Defendants include Embarq Corporation, certain of its benefit plans, its Employee Benefits Committee and its plan administrator. Additional defendants include Sprint Nextel and certain of its benefit plans. In addition, a complaint in arbitration has been filed by 15 former Centel executives, similarly challenging the benefits changes. Embarq and other defendants intend to vigorously contest these claims and charges.

In addition, Embarq is subject to various other lawsuits, regulatory proceedings against Embarq and other claims typical for a business enterprise. While it is not possible to determine the ultimate disposition of each of these proceedings and whether they will be resolved consistent with Embarq’s expectations, Embarq expects that the outcome of these proceedings, individually or in the aggregate, will not have a material adverse effect on its financial condition, results of operations or liquidity.

Note 4.                 Debt and Financial Instruments

During 2009, Embarq reduced borrowings outstanding on its revolving credit facility by $325 million leaving a balance of $50 million as of June 30, 2009. Additionally, Embarq repaid in full the remaining $360 million balance under its term credit facility, which satisfies the repayment requirement under the January 23, 2009 credit agreement amendment related to the pending merger with CenturyTel. See Note 10, Subsequent Events, for additional information.

As of June 30, 2009, Embarq’s long-term debt had a carrying value of approximately $5.1 billion and a fair value of approximately $4.9 billion. This fair value was computed primarily based on quoted market prices.

Note 5.                 Income Taxes

The differences that caused Embarq’s effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

	Year to Date June 30,
	2009	2008
	(millions)
Income tax expense at the federal statutory rate	$225	$230
Effect of:
State income taxes, net of federal income tax effect	13	9
Other, net	2	2
Income tax expense	240	241
Effective income tax rate	37.3%	36.7%

During 2008, a favorable negotiated settlement related to a consolidated state income tax return filing election resulted in state income tax expense for the 2008 year to date period being reduced by $5 million.

In the 2009 first quarter, Embarq received consent from the Internal Revenue Service to modify its accounting method for income tax purposes related to repairs and maintenance expenditures. This change, which became effective on January 1, 2008, will allow certain costs to be deducted immediately rather than capitalized and depreciated. As a result, approximately $100 million of income tax liabilities were reclassified from other current liabilities to deferred income taxes in the Consolidated Balance Sheets.

Note 6.                 Employee Benefit Plans

The components of net periodic benefit cost were as follows:

	Quarter Ended June 30, 2009		Quarter Ended June 30, 2008
	Pension Benefits	Other Post- retirement Benefits	Pension Benefits	Other Post- retirement Benefits
	(millions)
Service cost	$12	$2	$14	$2
Interest cost	52	3	50	4
Expected return on plan assets	(67)	(1)	(68)	(1)
Amortization of prior service cost (benefit)	3	(13)	3	(13)
Amortization of actuarial losses	13	3	8	3
Net cost (benefit)	$13	$(6)	$7	$(5)

	Year to Date June 30, 2009		Year to Date June 30, 2008
	Pension Benefits	Other Post- retirement Benefits	Pension Benefits	Other Post- retirement Benefits
	(millions)
Service cost	$24	$4	$28	$4
Interest cost	105	7	101	8
Expected return on plan assets	(134)	(1)	(137)	(2)
Amortization of prior service cost (benefit)	6	(27)	6	(26)
Amortization of actuarial losses	27	6	17	6
Contractual retirement benefits	1	-	-	-
Net cost (benefit)	$29	$(11)	$15	$(10)

During the 2008 first quarter, Embarq became aware of transactions that involved the inadvertent receipt of funds by the plan sponsors from the assets of the defined benefit pension plans in which Embarq’s employees and retirees currently participate, and in which they participated before the spin-off. These transactions, which began in 2002 and continued through March 2008, require payments to the plans’ trusts. During the 2008 second quarter, Embarq paid amounts owed to its plan’s trust of approximately $14 million with respect to the period following the spin-off. During the 2009 second quarter, the Embarq plan’s trust received additional funds of $12 million from the Sprint Nextel plan’s trust related to these transactions for the period before the spin-off.

During the 2009 second quarter, Embarq made discretionary contributions totaling $35 million to its pension plan’s trust. Embarq continues to expect total contributions in 2009 to approximate $150 million.

See Note 10, Subsequent Events, for additional information.

Note 7.                 Stock-based Compensation

On February 18, 2009, approximately 0.1 million restricted stock units were granted to executive officers and other executive level employees as a result of performance and market adjustments to unvested awards granted under the 2007 long-term incentive program. These restricted stock units vested on February 22, 2009.

On February 27, 2009, approximately 0.3 million restricted stock units were granted to certain non-executive employees as part of Embarq’s 2008 short-term incentive program. These awards are scheduled to vest in full on December 1, 2009. In addition, approximately 0.7 million restricted stock units were granted to executive officers and other executive level employees as part of Embarq’s 2009 long-term incentive program. These awards will vest 34% on February 27, 2010, and 33% will vest on February 27, 2011 and 2012. The fair value of each of these awards was $34.97 per restricted stock unit.

Total compensation expense related to all of the awards noted above was $33 million, which is expected to be recognized over a weighted average vesting period of 1.6 years. Compensation expense for these awards, as well as remaining unvested awards related to previous grants, will be recognized over a shorter period in the event of a change in control related to the pending merger with CenturyTel.

See Note 10, Subsequent Events, for additional information.

Note 8.                 Business Segment Information

Embarq provides a suite of integrated communications services to consumer and business customers primarily in local service territories in 18 states. Embarq also provides wholesale access to its local network and other communications services primarily to wireline and wireless service providers. As a result of the sale of Embarq Logistics in March 2009, Embarq’s continuing operations are now comprised solely of its telecommunications business.

Embarq’s net operating revenues for its services and products were as follows:

	Quarter Ended June 30,		Year to Date June 30,
	2009	2008	2009	2008
	(millions)
Voice	$897	$994	$1,813	$2,018
Data	204	199	407	397
High-speed Internet	143	137	286	270
Other	81	109	165	210
Total net operating revenues	$1,325	$1,439	$2,671	$2,895

Voice revenues are principally derived from local and long distance services, switched access charges and USF receipts. Data revenues are principally derived from various data protocol and special access services. Other revenues include professional services, intelligent network database services, billing and collection services, sales agency commissions and sales of customer premise equipment.

Note 9.                 Supplemental Cash Flow Information and Non-Cash Activities

Embarq’s supplemental cash flow information and non-cash activities were as follows:

	Year to Date June 30,
	2009	2008
	(millions)
Supplemental Cash Flow Information
Cash paid for interest, net of amounts capitalized	$189	$201
Cash paid for income taxes	21	209
Non-Cash Activities
Capital expenditure accrual	$(10)	$(16)
Cash held in escrow from the sale of assets	-	10
Pending settlement of repurchases of common stock	-	11
Dividends accrued	1	1

Note 10.                 Subsequent Events

    Embarq evaluated subsequent events from June 30, 2009 until September 11, 2009, the date the consolidated financial statements were available to be issued. Based on the events noted through that period, the following nonrecognized subsequent event disclosures were deemed necessary:

Merger with CenturyTel Completed

    On July 1, 2009, Embarq and CenturyTel completed their merger.  Upon closing of the merger, CenturyTel acquired all Embarq’s common stock resulting in Embarq becoming a wholly-owned subsidiary of CenturyTel.

    Upon consummation of the merger, Embarq incurred approximately $27 million of transaction fees for legal and investment banking services.  In addition, Embarq will recognize certain other expenses during the integration period, including employee retention and severance costs, accelerated recognition of stock-based compensation expense and accelerated depreciation on certain system investments that are expected to be phased out during the integration of the two companies operations.  Since the integration plan is in the early stages of development, Embarq cannot reasonably estimate the total expected financial magnitude of the above items.  Through August 31, 2009, Embarq has recognized approximately $60 million of pre-tax expense related to the integration activities described above.

Amendment to Credit Agreement

Upon closing of the merger, Embarq amended its existing credit agreement, which is scheduled to mature in May 2011, by reducing the revolving credit facility to $800 million from $1.5 billion and the sub-limit for letters of credit to $100 million from $200 million. This amendment replaced CenturyTel’s previously arranged $800 million bridge facility.

Long-Term Incentive Program Adjustments

Upon closing of the merger, unvested restricted stock units originally granted on March 2, 2008 and February 22, 2007 were adjusted for the satisfaction of performance and market conditions associated with these awards. These adjustments resulted in an additional 0.1 million restricted stock units being granted for each award, which are expected to vest on March 2, 2011 and February 22, 2010, respectively.

Pension Trust Contribution

During July 2009, Embarq made a discretionary contribution of $15 million to its pension plan’s trust bringing year to date contributions for 2009 to $50 million. Embarq continues to expect total contributions in 2009 to approximate $150 million.